WARREN BANCORP, INC.
1995 Incentive and Nonqualified Stock Option Plan

ARTICLE I. Purpose. The purpose of this Plan is to advance the interests of Warren Bancorp, Inc. (the “Company”) by strengthening the ability of Bancorp to attract, retain and motivate employees and members of the Board of Directors of Bancorp and certain affiliated corporations by providing them with an opportunity to purchase stock of Bancorp. It is intended that this purpose will be effected by the granting of both incentive stock options (“incentive options”), as described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options (“nonqualified options”).

ARTICLE II. Effective Date. This Plan becomes effective on the date on which the Plan is approved by the stockholders of Bancorp. Although options may be granted before such stockholder approval upon condition of such approval, no option may be exercised until such approval is obtained and such options will be null and void if such approval is not obtained.

ARTICLE III. Stock Subject to the Plan. The aggregate number of shares of $0.10 par value, common stock of Bancorp (the “Shares”) with respect to which options may be granted under this Plan shall not exceed 300,000 Shares, subject to adjustment as provided in Section 9 hereof. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares may again be the subject of an option under the Plan. In addition, any Shares purchased by an optionee upon exercise of an option which are subsequently repurchased by Bancorp pursuant to the terms of such option may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by Bancorp.

ARTICLE IV. Administration.

(a) This Plan shall be administered by the Executive Committee of Bancorp, acting for such purposes without any officers or employees of Bancorp, Warren Five Cents Savings Bank (the “Bank”) or any other subsidiary of Bancorp (the “Committee”), which shall consist of not less than three directors of Bancorp. It is the intention of Bancorp that the Plan shall be administered, in accordance with the provisions of Section 4 hereof, in a manner consistent with the provisions of Rule 16b-3(b) (entitled “Disinterested Administrators”) as promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Committee shall exercise all powers under this Plan until other action is taken by the Board of Directors. Action by the Committee shall require the affirmative vote of a majority of all its members, and a further vote of the Board of Directors of Bancorp shall be required for the approval of any and all grants of options recommended by the Committee.

(b) Subject to the terms and conditions of this Plan, the Committee shall have the power:

(i) to determine from time to time the options to be granted to eligible persons under this Plan, to prescribe the terms and provisions (which need not be identical) of each option granted under this Plan to such persons, and to recommend to the Board of Directors of Bancorp for its approval the grant of options;

(ii) to construe and interpret this Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of this Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make this Plan fully effective. All decisions and determinations by the Committee and, with respect to the grant of options, by the Board of Directors of Bancorp in the exercise of this power shall be final and binding upon Bancorp, the optionees and all other persons; and

(iii) generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of Bancorp with respect to this Plan.

ARTICLE V. Eligible Participants.

(a) Incentive options may be granted to such employees of Bancorp or any of its subsidiaries (in existence at the time of the grant), including members of the Board of Directors who are also employees of Bancorp or any of its subsidiaries (in existence at the time of the grant), as are selected by the Committee. Nonqualified options may be granted to such employees of Bancorp or any of its subsidiaries (in existence at the time of the grant) as are selected by the Committee.

(b) Nonqualified options will be granted to persons who are Directors of Bancorp on the date of grant of option hereunder, and are not officers or employees of Bancorp or any subsidiary of Bancorp (“non-employee Directors”), only pursuant to Section 8 of this Plan.

ARTICLE VI. Duration of the Plan. This Plan shall terminate ten (10) years from the effective date hereof, unless terminated earlier pursuant to Paragraph 13 hereafter, and no options may be granted thereafter.

ARTICLE VII. Restrictions on Incentive Options. Incentive options granted under this Plan shall be subject to the following restrictions:

(a) Limitation on Number of Shares. The aggregate fair market value (determined at the time such option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of Bancorp and subsidiary corporations as defined in Section 424 of the Code) shall not exceed $100,000. In the event, in a given calendar year, that such employee is eligible to participate in any other incentive stock option plan(s) of Bancorp or a subsidiary which is (are) also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of Shares for which incentive’ stock options may be granted under all such plans.

(b) 10% Stockholder. If any employee to whom an incentive option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 428(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of Bancorp or its subsidiaries, then the following special provisions shall be applicable to the incentive option granted to such individual:

(i) The option price per Share subject to such incentive option shall not be less than 110% of the fair market value of one Share on the date of grant; and

(ii) The incentive option shall not have a term in excess of five (5) years from the date of grant.

ARTICLE VIII. Nonqualified and Incentive Option Grants to Directors. Notwithstanding anything to the contrary herein provided:

(a) Grant of options. The options authorized under this Section 8 (“Director Options”) shall be granted automatically and without any further action by the Board of Directors on the fifth business day following Bancorp’s Annual Meeting of Stockholders in each year commencing in 1995 (with respect to each such year, the “Grant Date”). Director Options to purchase 1,500 shares of Common Stock (or such lesser number as shall enable each non-employee Director then in office to receive an equal grant in the event that there are not sufficient shares of Common Stock available for grant hereunder to enable each such non-employee Director to receive a grant of 1,500 shares) shall be granted to each non-employee Director duly elected and serving as such on each Grant Date. Each newly elected director shall be granted automatically and without any further action by the Board of Directors, on the date of election as director, Director options to purchase 3,000 shares of Bancorp Common Stock. Notwithstanding the foregoing, any Director elected for the first time at any Annual Meeting of Stockholders shall receive Director Options only for 3,000 shares in connection with such Annual Meeting of Stockholders. Director Options shall vest accordingly to the following schedule: 20% on the Grant Date and 20% on each of the first, second, third and fourth anniversaries of the Grant Date. Notwithstanding the foregoing, Director Options shall vest and become immediately exercisable on the date on which a Director ceases to perform services for Bancorp or a subsidiary as a result of death, disability or reaching the mandatory retirement age under Bancorp’s by-laws, as amended from time to time.

(b) Purchase Price. The purchase price of shares which may be purchased upon exercise of Director Options shall be equal to (a) the closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. National Market System, if the Common Stock is then quoted on such System, (b) the closing sale price of the Common Stock on a national securities exchange, if the Common Stock is then listed on such an exchange, or (c) the closing bid price (or average of such bid prices) of the Common Stock as quoted by an established quotation service if the Common Stock is then traded on the over-the-counter market, in each case on the Grant Date.

(c) Limitations. All Director Options shall be subject to the availability of shares hereunder. No Director Option shall be granted under this Plan except as provided in this Section 8, and no Director Options with respect to the Common Stock shall be granted to any non-employee Director except under this Plan. The provisions of this Plan shall not be amended or modified more than once every six months.

ARTICLE IX. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Committee shall determine; provided, however, that, except to the extent specifically provided to the contrary in Section 8, such agreements shall evidence among their terms and conditions the following:

(a) Price. Subject to the condition of subparagraph (b) of Paragraph 6, if applicable, the purchase price per Share payable upon the exercise of each option granted hereunder shall be determined by the Committee at the time the option is granted and shall not be less than 100% of the fair market value of one Share on the date of the grant.

(b) Number of Shares. Each option agreement shall specify the number of Shares to which it pertains.

(c) Exercise of Options.

(i) Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any Shares later than ten (10) years after the date of the grant of such option or thereafter other than during the period beginning on the date of release for publication of quarterly or annual financial information and ending on the last day of the month in which such information is released.

(ii) In the event of a Change in Control of Bancorp, all options (including Director Options) outstanding as of the date of such Change in Control shall become immediately exercisable. For purposes of the Plan, a “Change in Control” shall be deemed to have occurred in any of the following events: (i) if there has occurred a change in control which Bancorp would be required to report in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission (or any successor regulatory entity) pursuant to the 1934 Act which are intended to serve similar purposes; (ii) when any “person” (as such term is used in Sections 13(d) and 4(d)(2) of the 1934 Act) becomes a ‘beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of Bancorp representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of Bancorp; (iii) the sale, transfer or other disposition of all or substantially all of the assets of Bancorp to another person or entity; (iv) the election of directors of Bancorp equal to one-third or more of the total number of directors then in office who have not been nominated by Bancorp’s Board of Directors or a committee thereof; or (v) the signing of an agreement, contract or other arrangement providing for any of the transactions described above in this definition of Change in Control.

(d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Committee specifying the number of Shares for which, and the date on which, it is to be exercised. If the offering of said Shares is, at that time, both subject to the registration requirements of the Securities Act of 1933 and not effectively registered under the Securities Act of 1933, as amended, the optionee (or subsequent holder) shall include with such notice a letter, in form and substance satisfactory to Bancorp, confirming that the Shares are being purchased for the optionee’s (or subsequent holder’s) own account for investment and not with a view to distribution, and acknowledging that the optionee (or subsequent holder) is familiar with any restrictions on the resale of the Shares under applicable securities laws. Payment shall be made in full at the time the option is exercised. Payment shall be made either (i) in cash, (ii) by cashier’s or certified check, (iii) if permitted by the Committee in the applicable option agreement, by delivery and assignment to Bancorp of shares of Company stock having a fair market value (as determined by the Committee) equal to the exercise price, or (iv) by a combination of (i), (ii), or (iii).

(e) Non-Transferability. No option shall be transferable by the optionee (or any subsequent holder) otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the lifetime of the optionee only by the optionee.

(f) Termination of Options. Each incentive option and nonqualified option granted to an employee of Bancorp or a subsidiary shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee of Bancorp or a subsidiary, in accordance with the following provisions:

(i) if the optionee’s employment shall have been terminated by Bancorp or a subsidiary, at any time, involuntarily for cause, the option shall immediately terminate and may no longer be exercised; and

(ii) if the optionee’s employment by Bancorp and its subsidiaries shall have been terminated for any reason other than for cause, the optionee may, at any time within a period of two (2) years after such termination of employment, exercise the option to the extent it was exercisable on the date of termination of the optionee’s employment; provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

Each Director Option shall, to the extent it was exercisable on the date on which the director ceases to perform services for Bancorp or a subsidiary, terminate on the date two (2) years after such date.

Notwithstanding the above, however, no option may be exercised to any extent by anyone after the date of expiration of the option.

(g) Rights as Stockholder. The optionee shall have no rights as a stockholder with respect to any Shares covered by his option until the date of issuance of a stock certificate to him for such Shares.

ARTICLE X. Stock Dividends; Stock Splits: Stock Combination; Recapitalizations. Appropriate adjustment shall be made by the Committee in the maximum number of Shares subject to the Plan and in the number, kind, and option price of Shares covered by outstanding options granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of Bancorp after the effective date of the Plan.

ARTICLE XI. Merger; Sale of Assets; Dissolution. In the event of a change of the Shares resulting from a merger or similar reorganization as to which Bancorp is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan, and the number and kind of shares then subject to options granted hereunder and the option price per share thereof shall be appropriately adjusted in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Committee, a merger or a similar reorganization which Bancorp does not survive, or a sale of all or substantially all of the assets of Bancorp, shall cause every option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

ARTICLE XII. Definitions.

(a) The term “employee” shall have, for purposes of this Plan, the meaning ascribed to it under Section 3401(c) of the Code and the regulations promulgated thereunder.

(b) The term “option” means either an incentive option or a nonqualified option. The term “options” refers to both incentive options and/or nonqualified options.

(c) The term “Optionee” means an employee or member of the Board of Directors to whom an option is granted under this Plan.

(d) The term “subsidiary” shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(1) of the Code and the regulations promulgated thereunder.

ARTICLE XIII. Termination or Amendment of Plan. The Board of Directors of Bancorp may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Bank, provided:

(a) that no such termination or amendment shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option; and

(b) that no such amendment which changes in substance Paragraph 5 hereof relating to eligibility to participate in the Plan or otherwise materially increases the benefits accruing to participants under this Plan shall be effective unless it is approved, in accordance with applicable law and regulations, by the stockholders of Bancorp within twelve (12) months before or after the adoption of said amendment.

ARTICLE XIV. Government and Other Regulations; Governing Law.

(a) The obligation of Bancorp to sell and deliver Shares with respect to options granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) This Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.

(c) This Plan is intended to comply with the provisions of Rule 16b-3(b) promulgated under the 1934 Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of this Plan.